EXHIBIT 5.01

HERZOG, FOX & NEEMAN	ASIA HOUSE, 4 WEIZMANN ST. 64 239 TEL-AVIV, ISRAEL TEL: (972-3)-692-2020 FAX: (972-3)-696-6464 EMAIL: hfn@hfn.co.il

MICHAEL FOX	MAYA RACINE NETSER	YANIV DINOVITCH	OFER GRANOT	ITZHAK SHRAGAY
YAAKOV NEEMAN	ESTHER STERNBACH	NIR RABER	MOSHE YAACOV	TAMAR SHWIZER-GARTEN
TUVIA ERLICH	JAN S. WIMPFHEIMER	RUTH BERGWERK	GAL SCHWARTZ	SHARON HEFETZ
MEIR LINZEN	RONI LIBSTER	SHIRA MARGALIT -ELBAZ	RAN KEDEM	RENA LEVY
ALAN SACKS	MENACHEM NEEMAN	BOAZ MIZRAHI	RA'ANAN SAGI	HAGIT GROSS
YAACOV BRANDT	KAREN L. ELBURG	NATALI AMIR	DANA VOLANOVSKY	RONIT BERNSTEIN
EHUD SOL	GAL ROZENT	YIFAT SAMET	REVITAL KATZ	OREN MARMORSTEIN
JANET LEVY PAHIMA	HANAN HAVIV	MAYA STEINBERG-APEL	OFRA GORDON	SAMUEL CRAINIC
ELDAR BEN-RUBY	ARNON MAINFELD	TAL DROR SCHWIMMER	ERAN WAGNER	ZVI APPEL
AMIR SERAYA	RONEN BAHARAV	HARRIET FINN	NIGEL KRAVITZ	ADI BIRK
YAEL (NEEMAN) BAR-SHAI	ROYI NACHIMZON	OFIR SEGEV	MATTHEW FISHER	ABIGAIL YEVNIN
YAACOV SHARVIT	JAMES FRANKS	ROBERT WISEMAN	ORIT STRAUSS	ARIEL KAMENKOWITSCH
ALON SAHAR	LIAT SHAKED-KATZ	SAAR PAUKER	NATHAN STEINBERG	NURIT ROTH
ELIOT SACKS	RUTH DAGAN	SHAI KAGAN	SHIMON ATIYA	ODED OZ
BARUCH KATZMAN	MAYA ALCHEH-KAPLAN	YAHAV DRORI	MORAN BARNEA	YAEL CHERVINSKY
DAVID ZAILER	DOTAN BARUCH	ROTEM SHAY	NACHI KURIZKI	GILAD SHAY
NEIL WILKOF	ASHER DOVEV	ANAT PAZ	DANA GAL-ALTBAUER	ROI HAYUN
MARK PHILLIPS	MICHAL KAMIR	RAN HAI	LIRON GANOT	IRMA I. TSCHERNIA
ADAM EYTAN	HAIM GUETA	EFRI BERKOVICH	GILAD NEEMAN	SIMCHA KOEVARY
ORLY GERBI	ODELIA OFFER	ORIT HIPSHER	IFAT PAGIS	DVORA BIADGLIN
MOSHE HARDI	SHARON PETEL	EFRAT BEN-ELIEZER	EYAL ORGAD	RACHELI PRY-REICHMAN
GILAD WEKSELMAN	MORIA TAM-HARSHOSHANIM	CHAGAI VERED	AMIR BURSTEIN	SHELLIE GUTMAN
YOSSI ASHKENAZI	GUY KATZ	EFRAT ZIV	ERAN BEN-AVI	MAAYAN HAMMER-TZEELON
GIL WHITE	JAY K. KUPIETZKY	SHACHAR PORAT	AYELET REGAVIM	CHEN LEVI
ANTHONY LEIBLER	SHLOMIT SPINDEL	AMIR PERES	EFRAT RAVEH BASHAN	KEREN ASSAF
ELDAD CHAMAM	NURIT DAGAN	ELAD SHAUL	NOA MARGALIT	MICHAL ELIAS
EFRAT RAM	HANNAH MORDECHAI	KAREN GILMOUR	ASSAF NAVEH	TSEELA RASIS
ILANIT LANDESMAN YOGEV	NAHSHON AXELRAD	RONI DULBERG	DANIEL LIPMAN LOWBEER
LIMOR HODIR	IFAT STEINMAN	CLAIRE LIVNE	NIR DASH
ORY NACHT	VIDAL PEARLMAN	MILI NEEMAN	TAL HAMDI
IFAT GINSBURG	DALIT SAGIV	AVI RAZ	ALONA SHAMARDIN

April 1, 2008 File No: 10887

BluePhoenix Solutions Ltd.
8 Maskit Street
Herzliya 46733
Israel

Ladies and Gentlemen:

        We have acted as special Israeli counsel to BluePhoenix Solutions Ltd., an Israeli company (the “Company”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the resale from time to time by the selling shareholders identified therein of up to 400,000 ordinary shares of the Company, par value NIS 0.01 per share (the “Ordinary Shares”).

        In so acting, we have examined such statutes, regulations, corporate records, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering this opinion. We are members of the Bar of the State of Israel and, in rendering our opinion, we do not pass (expressly or by implication) on the laws of any jurisdiction other than the State of Israel. Our opinion relates only to Israeli laws.

        Based upon the foregoing, we are of the opinion that the 400,000 Ordinary Shares registered for resale under the Registration Statement were duly authorized, validly issued, fully paid and nonassesable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement.

Very truly yours, /s/ Herzog, Fox & Neeman Herzog, Fox & Neeman